Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS GLOBAL REVENUES OF $780 MILLION FOR THE FIRST QUARTER OF 2018

Plano, TX, May 9, 2018 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2018.

Cinemark Holdings, Inc.’s total revenues for the three months ended March 31, 2018 were $780.0 million compared to $779.6 million for the three months ended March 31, 2017. For the three months ended March 31, 2018, admissions revenues were $452.6 million and concession revenues were $261.8 million. Average ticket price increased 3.1% to $6.61 and concession revenues per patron increased 5.8% to $3.82 for the three months ended March 31, 2018.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2018 was $62.0 million compared to $79.7 million for the three months ended March 31, 2017. Diluted earnings per share for the three months ended March 31, 2018 was $0.53 compared to $0.68 for the three months ended March 31, 2017.

Adjusted EBITDA for the three months ended March 31, 2018 were $193.4 million compared to $211.9 million for the three months ended March 31, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“Fueled by the unprecedented success of Black Panther, the North American industry box office results in the first quarter far surpassed expectations, demonstrating the powerful potential of a break-out film,” stated Mark Zoradi, Cinemark’s Chief Executive Officer.

“And driven by the benefits we continue to derive from our strategic initiatives and actions, Cinemark again outperformed industry attendance and box office results, while maintaining the consistency and strength of our operating margins.”

As of March 31, 2018, the Company’s aggregate screen count was 5,964 and the Company had commitments to open 12 new theatres and 79 screens during the remainder of 2018 and 11 new theatres and 106 screens subsequent to 2018.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 533 theatres with 5,964 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of March 31, 2018. For more information go to investors.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2018. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Statement of income data:
Revenues
Admissions	$452,624	$476,469
Concession	261,772	268,224
Other	65,575	34,917

Total revenues	779,971	779,610
Cost of operations
Film rentals and advertising	240,915	252,818
Concession supplies	40,824	42,100
Salaries and wages	93,158	84,201
Facility lease expense	82,091	84,262
Utilities and other	109,432	88,357
General and administrative expenses	42,384	38,216
Depreciation and amortization	64,395	57,356
Impairment of long-lived assets	591	273
Loss on sale of assets and other	3,939	834

Total cost of operations	677,729	648,417

Operating income	102,242	131,193
Interest expense	(27,115)	(26,369)
Loss on debt amendments	(1,484)	—
Interest income	2,238	1,333
Foreign currency exchange gain	1,378	1,589
Distributions from NCM	6,358	6,788
Interest expense - NCM	(4,979)	—
Equity in income of affiliates	8,636	10,060

Income before income taxes	87,274	124,594
Income taxes	25,097	44,400

Net income	$62,177	$80,194
Less: Net income attributable to noncontrolling interests	156	466

Net income attributable to Cinemark Holdings, Inc.	$62,021	$79,728

Earnings per share attributable to Cinemark Holdings, Inc.‘s common stockholders
Basic	$0.53	$0.68

Diluted	$0.53	$0.68

Weighted average shares outstanding	116,143	115,915

Other Operating Data

(unaudited, in thousands)

	As of	As of
	March 31,	December 31,
	2018	2017
Balance sheet data:
Cash and cash equivalents	$474,046	$522,547
Theatre properties and equipment, net	$1,835,652	$1,828,054
Total assets	$4,413,471	$4,470,893
Long-term debt, including current portion, net of unamortized debt issue costs	$1,783,236	$1,787,480
Equity	$1,471,991	$1,405,688

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended March 31,			Three Months Ended March 31,			Constant Currency (1)		Three Months Ended March 31,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Admissions revenues	$349.3	$356.2	(1.9)%	$103.3	$120.3	(14.1)%	$107.7	(10.5)%	$452.6	$476.5	(5.0)%
Concession revenues	$203.8	$203.4	0.2%	$58.0	$64.8	(10.5)%	$60.1	(7.3)%	$261.8	$268.2	(2.4)%
Other revenues	$43.3	$18.0	140.6%	$22.3	$16.9	32.0%	$23.8	40.8%	$65.6	$34.9	88.0%
Total revenues	$596.4	$577.6	3.3%	$183.6	$202.0	(9.1)%	$191.6	(5.1)%	$780.0	$779.6	0.1%
Attendance	44.6	46.5	(4.1)%	23.9	27.8	(14.0)%			68.5	74.3	(7.8)%
Average ticket price	$7.83	$7.66	2.2%	$4.32	$4.33	(0.2)%	$4.51	4.2%	$6.61	$6.41	3.1%
Concession revenues per patron	$4.57	$4.37	4.6%	$2.43	$2.33	4.3%	$2.51	7.7%	$3.82	$3.61	5.8%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	March 31,		March 31,			March 31,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Film rentals and advertising	$192.9	$196.4	$48.1	$56.4	$50.2	$241.0	$252.8
Concession supplies	28.5	28.1	12.3	14.0	12.8	40.8	42.1
Salaries and wages	71.7	63.2	21.4	21.0	22.7	93.1	84.2
Facility lease expense	61.0	61.4	21.1	22.9	21.7	82.1	84.3
Utilities and other	79.0	60.0	30.4	28.4	32.1	109.4	88.4

(1)	Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2017. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Segment Information, continued

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017
Revenues
U.S.	$599,645	$581,209
International	183,628	202,068
Eliminations	(3,302)	(3,667)

Total revenues	$779,971	$779,610

Adjusted EBITDA (1)
U.S.	$155,844	$164,654
International	37,586	47,226

Total Adjusted EBITDA (1)	$193,430	$211,880

Capital expenditures
U.S.	$69,971	$78,817
International	10,192	12,370

Total capital expenditures	$80,163	$91,187

(1)	Adjusted EBITDA represents net income before income taxes, interest expense, other income, loss on debt amendments, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income	$62,177	$80,194
Add (deduct):
Income taxes	25,097	44,400
Interest expense	27,115	26,369
Other income	(7,273)	(12,982)
Loss on debt amendments	1,484	—
Other cash distributions from equity investees (2)	12,323	12,049
Depreciation and amortization	64,395	57,356
Impairment of long-lived assets	591	273
Loss on sale of assets and other	3,939	834
Deferred lease expenses - theatres (3)	(251)	(114)
Deferred lease expenses - projectors (4)	(232)	(233)
Amortization of long-term prepaid rents (3)	639	493
Share based awards compensation expense (5)	3,426	3,241

Adjusted EBITDA	$193,430	$211,880

(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in other theatre operating expenses.
(5)	Non-cash expense included in general and administrative expenses.

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